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Exhibit 5.3

CONSENT OF DAVIES WARD PHILLIPS & VINEBERG LLP

March 2, 2017

New Gold Inc.
British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers du Québec
Nova Scotia Securities Commission
Financial and Consumer Services Commission, New Brunswick
Office of the Superintendent of Securities, Prince Edward Island
Office of the Superintendent of Securities Service Newfoundland and Labrador
Northwest Territories Securities Office
Nunavut Securities Office
Office of the Superintendent of Securities, Yukon Territory
United States Securities and Exchange Commission

Ladies and Gentlemen:

We refer to the short form prospectus dated March 2, 2017 (the "Prospectus") of New Gold Inc. (the "Corporation"), which Prospectus is included in the Corporation's registration statement on Form F-10 (as filed with the United States Securities and Exchange Commission on March 2, 2017 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Act")).

We hereby consent to the use of and reference to our firm name on the cover page of the Prospectus and under the headings "Interest of Experts", "Legal Matters" and "Documents Filed as Part of the Registration Statement" and consent to the use of and reference to our firm name and the reference to our opinion under the heading "Eligibility for Investment".

We confirm that we have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus that are derived from our opinions referred to above or that are within our knowledge as a result of the services we performed in connection with such opinions.

In giving the consents above, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours truly,

/s/ DAVIES WARD PHILLIPS & VINEBERG LLP Davies Ward Phillips & Vineberg LLP

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  Exhibit 5.3
CONSENT OF DAVIES WARD PHILLIPS & VINEBERG LLP